Exhibit 99.2

Consolidated Financial Statements

Signature Fruit Company, LLC
For the years ended December 25, 2004 and December 27, 2003
with Report of Independent Auditors

Signature Fruit Company, LLC

Consolidated Financial Statements

For the years ended December 25, 2004 and December 27, 2003

Contents

Report of Independent Auditors                                1

Audited Consolidated Financial Statements

Consolidated Balance Sheets                                  2
Consolidated Statements of Operations                            3
Consolidated Statements of Members’ Equity                         4
Consolidated Statements of Cash Flows                    5
Notes to Consolidated Financial Statements                   6

Report of Independent Auditors

To the Management and Board of Directors
Signature Fruit Company, LLC

We have audited the accompanying consolidated balance sheets of Signature Fruit Company, LLC and subsidiary (the “Company”) as of December 25, 2004 and December 27, 2003, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Signature Fruit Company, LLC and subsidiary at December 25, 2004 and December 27, 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young LLP
San Jose, California
January 26, 2005

A Member Practice of Ernst & Young Global

Signature Fruit Company, LLC

Consolidated Balance Sheets

(in thousands)

	December 25,	December 27,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$630	$263
Trade accounts receivable, net of allowances of $2,626 in 2004 and $4,526 in 2003	19,187	22,849
Inventories	173,342	159,828
Intercompany receivable in lieu of tax benefit	717	976
Prepaid expenses and other current assets	744	810
Total current assets	194,620	184,726

Property, plant and equipment, net	79,955	97,994
Assets held for sale	7,084	1,980
Investments	428	2,849
Other assets	1,307	2,111
Total assets	$283,394	$289,660

Liabilities and members’ equity
Current liabilities:
Bank overdraft	$1,842	$2,268
Accounts payable	1,443	1,353
Accrued liabilities	17,149	15,969
Accrued interest	1,973	2,233
Payable to Class B members	-	2,033
Revolving line of credit	96,228	86,845
Current portion of long-term debt	11,428	14,701
Total current liabilities	130,063	125,402

Payable to vendor	7,360	7,480
Long-term debt, less current portion	99,474	112,102

Members’ equity:
Class A membership interest	53,000	53,000
Accumulated deficit	(6,503)	(8,324)
Total members’ equity	46,497	44,676
Total liabilities and members’ equity	$283,394	$289,660

See accompanying notes.

Signature Fruit Company, LLC

Consolidated Statements of Operations

(in thousands)

	Year ended December 25, 2004	Year ended December 27, 2003

Net sales	$242,577	$254,436
Cost of goods sold	210,314	218,243
Gross profit	32,263	36,193

Selling, general and administrative expenses	22,026	24,082
Income from operations	10,237	12,111

Other income (expense):
Interest expense, net	(14,098)	(15,529)
Other income	885	618
	(2,976)	(2,800)
Intercompany allocation in lieu of income tax benefit	4,797	1,848
Net income (loss)	$1,821	$(952)

See accompanying notes.

Signature Fruit Company, LLC

Consolidated Statements of Members’ Equity

For the years ended December 25, 2004 and December 27, 2003

(in thousands)

	Class A Membership Interest	Class B Membership Interest	Accumulated Deficit	Total Members’ Equity

Balance at December 28, 2002	$53,000	$309	$(7,372)	$45,937
Liquidation of Class B membership interest	-	(309)	-	(309)
Net loss and comprehensive loss	-	-	(952)	(952)
Balance at December 27, 2003	53,000	-	(8,324)	44,676
Net income and comprehensive income	-	-	1,821	1,821
Balance at December 25, 2004	$53,000	$-	$(6,503)	$46,497

See accompanying notes.

Signature Fruit Company, LLC

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 25, 2004	Year ended December 27, 2003
Operating activities
Net income (loss)	$1,821	$(952)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,598	7,855
Amortization of debt issuance costs	678	668
Accretion of interest expense on notes payable	969	860
Accretion of dividend on redeemable preferred stock to interest expense	-	19
Impairment charge on Fruit asset held for use	-	1,818
Impairment charge on Fruit asset held for sale	3,119	-
Impairment charge on Tomato asset held for sale	-	814
Gain on sale of property, plant and equipment	(719)	(165)
Changes in operating assets and liabilities:
Trade accounts receivable	3,662	(676)
Inventories	(13,513)	2,867
Prepaid expenses, current assets and other assets	192	3,287
Intercompany receivable in lieu of tax benefit	258	1,297
Bank overdraft	(426)	(192)
Accounts payable and accrued liabilities	1,269	1,090
Accrued interest and other liabilities	(2,413)	(12,167)
Net cash provided by operating activities	3,495	6,423
Investing activities
Payments for purchases of property, plant and equipment	(6,221)	(6,749)
Proceeds from sales of property, plant and equipment	8,158	6,836
Net cash provided by investing activities	1,937	87
Financing activities
Borrowings on revolving line of credit	286,259	353,336
Repayments on revolving line of credit	(276,876)	(330,947)
Repayments on long-term debt	(14,448)	(25,936)
Redemption of redeemable preferred stock	-	(2,740)
Net cash used in financing activities	(5,065)	(6,287)
Increase in cash and cash equivalents	367	223
Cash and cash equivalents at beginning of year	263	40
Cash and cash equivalents at end of year	$630	$263
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$14,448	$23,816
Supplemental disclosure of noncash financing activities
Redemption of securities to bank to reduce outstanding borrowings in lieu of cash payments	$2,421	$4,460
Reduction of note receivable from Class B members against amount payable to Class B members	$-	$1,006
Liquidation of Class B membership interest via reduction of amount payable to Class B members	$-	$309

Signature Fruit Company, LLC

Notes to Consolidated Financial Statements

December 25, 2004

1. Organization

Signature Fruit Company, LLC (“Signature Fruit”) and its wholly owned subsidiary, Signature Tomato, Inc. (“Tomato”) (collectively, the “Company”), are in the business of manufacturing and marketing processed foods, primarily processed fruit products. Signature Fruit sells its products under an assortment of labels to a variety of food retailers and food service companies. Signature Fruit is a wholly owned subsidiary of John Hancock Life Insurance Company (the “Parent”). As of December 25, 2004, Tomato had no significant remaining assets or liabilities, and for the years ended December 25, 2004 and December 27, 2003, Tomato had no manufacturing operations.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Signature Fruit and its wholly owned subsidiary Tomato. All significant intercompany transactions and balances are eliminated upon consolidation.

Fiscal Year

The Company maintains a 52/53-week fiscal year cycle. Each of the fiscal years ended December 25, 2004, and December 27, 2003, consisted of 52 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Areas affected by estimates include accounts receivable reserves and allowances, inventory reserves, impairment of long-lived assets, and certain accrued liabilities including worker’s compensation reserves. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost, which approximates market value, and consist of deposit amounts and highly liquid investments with original maturities of three months or less. The Company places its cash in depository accounts of highly rated financial institutions in order to minimize concentrations of credit risk.

Accounts Receivable

The Company’s products are primarily sold to commercial customers throughout the United States and various foreign countries and to the United States government. Substantially all foreign sales are denominated in U.S. dollars. Accounts receivable are stated net of promotional and other allowances. The Company performs ongoing credit evaluations of its commercial customers and generally does not require collateral. The Company establishes allowances for potential credit losses. Historically, such losses have been within the expectations of management. Accounts receivable are charged against the allowance when the Company determines that payments will not be received. Any subsequent receipts are credited to the allowance.

Inventories

Inventory is stated at the lower of cost (on the first-in, first-out basis) or market. The Company provides for excess and obsolete inventories in the period when excess and obsolescence are determined to have occurred.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated over their estimated useful lives on a straight-line basis. The ranges of estimated useful lives used for depreciable assets are as follows:

Buildings and leasehold improvements	10 to 30 years
Machinery and equipment	3 to 15 years

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets held for sale are reported at the lower of their carrying amount or fair value less costs to sell.

Revenue Recognition

The Company recognizes revenue from sales of product when title of product passes to the buyer, which usually occurs upon shipment of the product. Sales revenues are reported net of promotional and cash discounts. Customers generally do not have the right to return a product unless it is damaged or defective. Shipping and handling revenues are includes in sales revenues.

Shipping and Handling Costs

Costs incurred related to the fulfillment of customer orders and shipment of merchandise from the Company’s distribution facilities to customers are recorded in cost of goods sold.

Income Taxes

Signature Fruit is a single-member limited liability company treated as a division of the Parent for income tax purposes. Accordingly, the Company is generally not responsible for the payment of income taxes in the United States. For financial reporting purposes, the Company has entered into a tax allocation agreement with the Parent whereby the Company is allocated taxes (benefits) based on the Parent’s determination of the impact of the inclusion of the Company’s income (loss) in the Parent’s consolidated income tax returns. Amounts determined under this intercompany tax allocation methodology are included as an “intercompany receivable in lieu of income tax benefit” in the accompanying financial statements. The Parent generally remits the intercompany receivable quarterly in connection with its utilization of the Company’s losses in the Parent’s consolidated federal income tax return.

2. Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Tomato is a C corporation. As such, Tomato uses the liability method to account for income taxes, wherein deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Fair Value of Financial Instruments

The carrying amount of certain of the Company’s financial instruments, including accounts receivable, bank overdraft, accounts payable, and accrued liabilities, approximates fair value due to the relatively short maturity of such instruments. The majority of long-term debt and other financial instruments have variable interest rates that reset frequently; therefore, their carrying value does not differ materially from their calculated fair value.

Concentrations of Credit Risk and Labor Supply

For the years ended December 25, 2004 and December 27, 2003, one customer accounted for 17% and 21% of net sales, respectively; no other individual customers accounted for more than 10% of net sales in 2004 or 2003. Additionally, one customer accounted for 16% and 37% of gross trade accounts receivable at December 25, 2004, and December 27, 2003, respectively; no other customer accounted for more than 10% of trade accounts receivable.

Approximately 97% of the Company’s hourly and seasonal work force is employed under union collective bargaining agreements, which expire in June 2006.

Comprehensive Income (Loss)

The Company has no significant items of other comprehensive income in the periods presented. Therefore, net income (loss) as presented in the accompanying consolidated statements of operations equals comprehensive income (loss).

2. Summary of Significant Accounting Policies (continued)

Reclassifications

Reclassifications of certain prior year amounts have been made to conform to the current year presentation.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, Inventory Costs — an Amendment of ARB No. 43, Chapter 4 (“FAS 151”). FAS 151 clarifies the accounting that requires abnormal amounts of idle facility expenses, freight, handling costs, and spoilage costs to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS 151 will be effective for inventory costs incurred on or after July 1, 2005. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

3. Inventories

Inventories consist of the following:

	December 25, 2004	December 27, 2003

Finished product	$162,087,000	$151,289,000
Raw materials and supplies	9,246,000	7,149,000
Other, principally packaging materials	2,009,000	1,390,000
	$173,342,000	$159,828,000

4. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 25, 2004	December 27, 2003

Land	$12,234,000	$14,672,000
Buildings and improvements	27,135,000	36,167,000
Machinery and equipment	63,550,000	65,929,000
Capital projects in progress	1,486,000	352,000
	104,405,000	117,120,000
Accumulated depreciation	(24,450,000)	(19,126,000)
Total	$79,955,000	$97,994,000

5. Impairment of Long-Lived Assets

In 2003, an idle facility had certain equipment with a carrying value of $2,218,000 which was deemed to be unrecoverable and was written down to its estimated fair value of $400,000. Fair value was based on the expected future cash flows from the sale of the equipment, discounted at the risk-free rate of interest. The Company recorded an impairment charge of $1,818,000 related to these assets, which was charged to selling, general and administrative expenses in the accompanying consolidated statement of operations for the fiscal year ended December 27, 2003.

During 2004, Company management adopted a plan to sell the entire idle facility and in October 2004 entered into a sale agreement with a third party. The Company has determined that the plan of sale criteria in FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, have been met as of December 25, 2004. The Company recorded an impairment charge of $3,119,000 to reduce the carrying value of the facility to its estimated fair value less costs to sell of $7,084,000 (Note 6), which was charged to selling, general and administrative expenses in the accompanying consolidated statement of operations for the fiscal year ended December 25, 2004.

6. Assets Held for Sale

Assets held for sale of $1,980,000 at December 27, 2003, consisted of land and buildings held by Tomato that were not to be used in the ongoing operations of the Company. The assets were sold in 2004 and proceeds from the sale were used to pay down the Fruit senior secured notes and the Fruit note payable to bank (Note 9). Assets held for sale of $7,084,000 (Note 5) at December 25, 2004, consist of land, buildings, and equipment held by Fruit that will not be used in the ongoing operations of the Company. The Company expects the sale to close during the first four months of 2005.

The gain of $719,000 on Tomato assets sold during 2004 is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

7. Revolving Line of Credit

The Company has a revolving line of credit facility with a bank that provides for borrowings of up to $150,000,000. The revolving line of credit is collateralized primarily by a security interest in the Company’s accounts receivable and inventories. Interest on this revolving line of credit is based on, at the option of the Company, either the bank’s prime commercial rate or the LIBOR rate plus 2.00% (5.25% or 4.32%, respectively, at December 25, 2004). Interest is payable monthly. The revolving line of credit agreement contains certain restrictive covenants that, among other things, require the Company to meet specific fixed charge coverage ratios and tangible net worth levels. The Company is required to pay commitment fees equal to 0.25% per annum on any unused portion of the revolving line of credit.

Under the agreement with the bank, cash receipts of the Company are received by the bank and applied against the outstanding balance. The Company periodically draws on the available line to fund operations. At December 25, 2004 and December 27, 2003, outstanding borrowings on the revolving line of credit were $96,228,000 and $86,845,000, respectively. All outstanding borrowings are due and payable on March 13, 2006, the date of expiration of the revolving line of credit agreement.

8. Payable to Vendor

Payable to vendor represents a noninterest-bearing agreement with a supplier whereby the Company is permitted to defer up to $8,000,000 of payments until March 31, 2006. Under the terms of the agreement with the vendor, the purchase price paid by the Company for materials from the vendor must not be greater than the average price charged by the vendor for similar products. Accordingly, the Company believes the materials are acquired at fair value, and the carrying value of the payable has not been discounted to provide for the periodic interest expense. The payable balance of $7,360,000 and $7,480,000 at December 25, 2004 and December 27, 2003, respectively, is secured by a letter of credit with a bank, which is guaranteed by the Parent and expires July 26, 2005.

The agreement includes a provision that in the event the Company defaults on other debt agreements, this amount also becomes immediately due and payable.

9. Long-Term Debt

The Company has several long-term debt instruments, all of which are collateralized by a security interest in substantially all of the Company’s property, plant and equipment. The working capital loan and notes payable contain certain restrictive covenants that, among other things, require the Company to meet specific interest coverage ratios and tangible net worth levels.

Long-term debt consists of the following:

	December 25, 2004	December 27, 2003

Working capital loan from Parent	$36,000,000	$37,000,000
Signature Fruit senior secured notes	55,995,000	62,677,000
Signature Fruit note payable to bank	10,294,000	19,202,000
Note payable to TVG	8,613,000	7,644,000
Signature Fruit note payable	-	280,000
Total debt	110,902,000	126,803,000
Less current portion	11,428,000	14,701,000
Long-term debt	$99,474,000	$112,102,000

9. Long-Term Debt (continued)

Working Capital Loan from Parent

The Company has a working capital loan agreement with the Parent, consisting of two components, which was amended on March 13, 2003. Interest on the borrowings under the agreement is based on, at the option of the Company, either the prime rate plus 0.25% or the LIBOR rate plus 3.50% (5.50% or 5.92%, respectively, at December 25, 2004). Interest is payable monthly.

Under the amended terms of the agreement, borrowings of $30,000,000 were converted to a term loan with a maturity date of April 13, 2006. At December 25, 2004 and December 27, 2003, outstanding borrowings under the term loan component of the working capital loan of $30,000,000 were classified as long-term debt in the accompanying consolidated balance sheet.

The second component is an excess liquidity loan that provides for borrowings of up to $30,000,000 through April 13, 2006, the proceeds of which shall be used for working capital purposes. At December 25, 2004 and December 27, 2003, outstanding borrowings under this component of the working capital loan of $6,000,000 and $7,000,000, respectively, were classified as short-term debt in the accompanying consolidated balance sheet.

Senior Secured Notes

The Signature Fruit senior secured notes bear interest at 10%, with the principal due in one lump sum payment on April 1, 2007. Interest is payable quarterly. At December 25, 2004 and December 27, 2003, the Company’s Parent and its affiliates held $49,463,000 and $55,364,000, respectively, of the principal amount of these notes.

9. Long-Term Debt (continued)

Notes Payable to Bank

The Signature Fruit note payable to bank bears interest at 10%, payable monthly, with principal payments of $1,250,000, payable quarterly, and any unpaid principal balance due April 1, 2006. As part of this arrangement, the bank issued nonvoting, noninterest-bearing securities to the Company that have a balance of $428,000 and $2,849,000 at December 25, 2004 and December 27, 2003, respectively. These securities, which are recorded on the cost basis, are classified as investments in the accompanying consolidated balance sheets. Quarterly through March 26, 2005, the bank will redeem a portion of the Company’s investment in the bank with an offsetting reduction to this note. The amounts redeemed are subject to an annual vote of the bank’s board of directors.

Other Financing Arrangements

In conjunction with the Company’s formation in 2001, the Company issued a $10,000,000 noninterest-bearing note payable to the former Tri Valley Growers entity (“TVG”). This note requires a lump sum payment on March 31, 2006. This note was discounted by the Company at the time of issuance using an interest rate of 12%, and the resulting discount of $4,496,000 on the note is being amortized as interest expense using the effective-interest method over the term of the debt. For the years ended December 25, 2004, and December 27, 2003, the Company recognized interest expense of $969,000 and $860,000, respectively, related to this note.

The Signature Fruit note payable bearing interest at 8.5% per annum, payable quarterly, was repaid in full on February 5, 2004.

Debt Issuance Costs

During the year ended December 27, 2003, the Company incurred debt issuance costs of $2,034,000, related to the Company’s revolving line of credit (Note 7), which are being amortized to interest expense using the effective-interest method through March 13, 2006. For the years ended December 25, 2004 and December 27, 2003, the Company recognized amortization of $678,000 and $574,000, respectively, to interest expense. As of December 25, 2004, remaining prepaid loan costs of $782,000 are included in other assets in the accompanying consolidated balance sheet.

9. Long-Term Debt (continued)

Scheduled Maturities of Long-Term Debt

At December 25, 2004, future scheduled maturities of long-term debt, excluding the payable to vendor disclosed in Note 8, were as follows:

2005	$11,428,000
2006	43,479,000
2007	55,995,000
$110,902,000

10. Members’ Equity

At December 25, 2004 and December 27, 2003, the Class A Members are entitled to 100% of the Company’s earnings and distributions, subject to certain limitations. Class B Members equity interests of $309,000 were liquidated on March 31, 2003, and at December 27, 2003, the Company had a current liability of $2,033,000 to those members which was paid on March 31, 2004.

On April 2, 2001, Class C Member interests were issued to TVG for no monetary consideration. Class C Members are entitled to 2% of future distributions after the Company achieves certain performance thresholds. These thresholds include the generation of sufficient net cash flow to allow for the repayment in full of the Company’s outstanding debt and the achievement of a 15% annual return on capital by the Class A Members. As management believes that the likelihood of meeting the Class C Members performance threshold is remote, no value was assigned to these interests.

11. Related-Party Transactions

The Company has entered into various debt agreements with the Parent, or in which the Parent participates (Note 9).

On March 31, 2004, the Company repaid its remaining obligation of $2,033,000 to the former Class B members (Note 10).

12. Employee Benefit Plans

The Company participates in several multiemployer pension plans, which provide defined benefits to certain union employees. Company contributions to multiemployer plans charged to expense for the years ended December 25, 2004 and December 27, 2003, were $2,327,000 and $2,436,000, respectively.

The Company also sponsors a 401(k) pension plan covering substantially all salaried employees. Company contributions to the plan are based on employee contributions or compensation. Company contributions to this plan charged to expense for the years ended December 25, 2004 and December 27, 2003, were $719,000 and $607,000, respectively.

13. Commitments and Contingencies

Lease Commitments

Future minimum rental payments under noncancelable operating leases having an initial term of one year or more are primarily related to manufacturing equipment and are summarized as follows:

2005	$5,096,000
2006	5,072,000
2007	3,793,000
2008	488,000
2009 Thereafter	489,000 1,807,000
$16,745,000

Rental expense for all operating leases totaled $6,759,000 and $6,160,000 for the years ended December 25, 2004, and December 27, 2003, respectively.

13. Commitments and Contingencies (continued)

Grower Commitments

The Company has entered into noncancelable agreements with fruit growers and other vendors, with terms ranging from one to five years, to purchase certain fixed quantities or acreage of raw products. The purchase price of fruit acquired under these agreements is based upon a market price established from negotiations between the Company, other companies in the industry, and a bargaining association for the growers each year before the harvest. Total purchases under these agreements were $60.3 million and $53.5 million during the years ended December 25, 2004, and December 27, 2003, respectively.

At December 25, 2004, estimated aggregate future payments under such purchase commitments (priced at the December 25, 2004 estimated cost) are as follows:

2005	$53,150,000
2006	43,194,000
2007	37,334,000
2008	23,740,000
2009	23,130,000
$180,548,000

Workers’ Compensation

The Company is self-insured for a substantial portion of the cost of workers’ compensation benefits for claims from its employees. The Company purchases insurance from a third party, which provides individual and aggregate stop loss protection for these costs. The Company utilizes a third-party administrator to monitor the number and the severity of such claims to develop appropriate estimates for expected costs to provide both medical care and disability benefits. The Company’s workers’ compensation reserve is developed using actuarial estimates of the expected cost and length of time an employee will be unable to work based on industry statistics for the cost of similar disabilities. This statistical information is trended to provide estimates of future expected costs based on factors developed from the Company’s experience of actual claims cost compared to original estimates. The Company had accrued workers’ compensation reserves classified within accrued liabilities of $7,742,000 and $5,808,000 in the accompanying consolidated balance sheets at December 25, 2004 and December 27, 2003, respectively.

13. Commitments and Contingencies (continued)

Legal Proceedings

From time to time, the Company may be involved in claims, assessments, litigation or other legal actions that arise in the normal course of business. At December 25, 2004, in the opinion of management, none of these claims and actions, individually or in the aggregate, will have a material effect on the financial position of the Company.